UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019 (May 31, 2019)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 387 Institute, West Virginia	25112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2019, GlyEco, Inc. (the “Company”) and GlyEco West Virginia, Inc. (f/k/a Recovery Solutions & Technologies, Inc.), a Delaware corporation and wholly-owned subsidiary of the Company (“GlyEco WV” and collectively with the Company, the “GlyEco Parties”) entered into a combined equipment finance transaction with NFS Leasing, Inc., a Massachusetts corporation (“NFS”) that consists of a new offer of lease and a lease line (the “Lease”) for certain operational equipment used in the Company’s glycol recovery and recycling operations (the “Equipment”). The GlyEco Parties previously entered into a master equipment lease agreement, as modified (the “Lease Agreement”) with NFS for the lease of the Equipment by the Company, which was previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 17, 2017.

The Lease consists of total aggregate financing in the amount not to exceed $4,550,000 (exclusive of shipping and tax), consisting of agreed upon advance payments (plus applicable upfront tax) and a first monthly payment, a security deposit, and an origination fee in the amounts set forth on schedule 4 to the Lease Agreement (“Schedule 4”), and sixty (60) monthly payments and certain credit conditions as set forth on Schedule 4.

On May 31, 2019, in connection with the Lease, the GlyEco Parties also entered into a second amendment to the Lease Agreement (“Amendment No. 2 to Lease Agreement”), an addendum to Schedule 4 (“Addendum to Schedule 4”) and a royalty agreement (the “Royalty Agreement”). The obligations of the Company to NFS under the Lease Agreement, as amended by Amendment No. 2 to Lease Agreement and any prior amendments thereto, Schedule 4 and Addendum to Schedule 4 are secured by substantially all of the assets of the GlyEco Parties pursuant to two security agreements between NFS and each of the Company and GlyEco WV (the “GlyEco Amended and Restated Security Agreement” and the “GlyEco WV Amended and Restated Security Agreement”, respectively) and a patent security agreement between NFS and the Company (the “Patent Security Agreement”). On May 31, 2019, in connection with the Lease the Company also entered in a conditional patent assignment with NFS (the “Conditional Patent Assignment”) whereby the Company assigned certain of its intellectual property to NFS.

On May 31, 2019, in connection with the Lease, the Company issued a Series B Common Stock Purchase Warrant to NFS (the “Series B Warrant”) to purchase up to 287,770 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Series B Warrant is exercisable commencing on the date of issuance at an exercise price of $1.39 per share. The Series B Warrant will expire on the fifth (5th) anniversary of their date of issuance. The exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. NFS does not have a right to exercise its Series B Warrant to the extent that such exercise would result in NFS being the beneficial owner in excess of 4.99% (or, upon election of NFS, to 9.99% or greater), which beneficial ownership limitation may be increased or decreased up to 9.99% or greater upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

The proceeds from the Lease will be used by the Company to pay various accounts payable in the total amount of $2,840,832.00.

On May 31, 2019, the Company issued an amended and restated 12.5% senior, subordinated, unsecured promissory note, due June 1, 2024, to each of (a) Wynnefield Small Cap Value, L.P. I, (b) Wynnefield Small Cap Value, L.P., (c) Richard Geib, the Company’s Chief Executive Officer (“CEO”), (d) Jennifer Geib, the CEO’s spouse, and (e) Charles Trapp, a director of the Company (each a “Holder”, and collectively, the “Holders”), in the principal amounts of $1,337,095.06, $863,541.60, $1,516,169.00, $1,516,169.00 and $55,295.68, respectively (each a “Note”, and collectively, the “Notes”). Provided that the Company’s obligations to NFS have been satisfied in full, and NFS has no obligation to make any further advances to the Company, at any time upon ten (10) days written notice to the Holder, the Company may prepay any portion of the principal amounts of the Notes and any accrued and unpaid interest. If the Company exercises its right to prepay any of the Notes, the Company shall make payment to such Holder of an amount in cash equal to the sum of (i) the then outstanding principal amount of the Note to be prepaid and (ii) the accrued and unpaid interest on such outstanding principal amount to be prepaid. Upon the occurrence of an event of default under the Notes, then, subject to the subordination provision contained in the Notes, the Company must repay to the Holders a 125% premium of the outstanding principal amount of the Notes and accrued and unpaid interest thereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of the Notes. The Company’s Chairman of the Board, Dwight Mamanteo, is a portfolio manager of Wynnefield Capital. The Notes supersede and replace 10% senior, unsecured promissory notes (the “Original Notes”) previously issued to the Holders. As an inducement to NFS to enter into the Lease, the Holders have agreed to amend and restate the Original Notes, by, among other things, changing the principal amount under the Original Notes to reflect the outstanding principal amount and accrued but unpaid interest as of the date of the Notes, and by subordinating their rights to the rights of NFS. Each Holder has returned its Original Note to the Company for cancellation. In partial consideration of the above agreements by each Holder of the Original Notes, the Company issued to each such Holder a Series A Common Stock Purchase Warrant (each a “Series A Warrant”, and collectively, the “Series A Warrants”), as further described below.

On May 31, 2019, the Company issued to each of the Holders a Series A Warrant, as follows: the Series A Warrant issued to Wynnefield Small Cap Value, L.P. I is to purchase up to 646,981 shares of Common Stock; the Series A Warrant issued to Wynnefield Small Cap Value, L.P. is to purchase up to 417,843 shares of Common Stock; the Series A Warrant issued to Mr. Geib is to purchase up to 733,630 shares of Common Stock; the Series A Warrant issued to Ms. Geib is to purchase up to 733,630 shares of Common Stock; and the Series A Warrant issued to Mr. Trapp is to purchase up to 26,756 shares of Common Stock. The Series A Warrants are exercisable commencing on the date of issuance at an exercise price of $1.55 per share. The Series A Warrants will expire on the fifth (5th) anniversary of their date of issuance. The exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. A Holder does not have a right to exercise its respective Series A Warrant to the extent that such exercise would result in such Holder being the beneficial owner in excess of 4.99% (or, upon election of such Holder, to 9.99% or greater), which beneficial ownership limitation may be increased or decreased up to 9.99% or greater upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. The Series A Warrants were issued by the Company to the Holders as partial consideration for their agreement to extend the maturity date of Notes and modify such other terms as discussed above and further provided in the Notes.

The foregoing descriptions of Schedule 4, Amendment No. 2 to Lease Agreement, Addendum to Schedule 4, the Royalty Agreement, the GlyEco Amended and Restated Security Agreement, the GlyEco WV Amended and Restated Security Agreement, the Patent Security Agreement, the Conditional Patent Assignment, the Series B Warrant, the Notes and the Series A Warrants are not complete and are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6. 10.7, 10.8, 4.1, 4.2-4.6 and 4.7-4.11, respectively, and which are incorporated by reference herein in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, the sale and leaseback is an off-balance sheet arrangement. Further information is set forth in Item 1.01, which is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The sale and the issuance of the Series B Warrant, the Notes and the Series A Warrants were offered and sold in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving any public offering within the meaning of Section 4(a)(2) thereunder.

Item 3.03 Material Modification to Right of Security Holders.

As discussed in Item 1.01 above, the Notes issued to the Holders supersede, replace, and modify certain terms of, the Original Notes previously issued to the Holders. Further information is set forth in Item 1.01, which is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

The information set forth in Item 1.01 is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 4.1	Series B Common Stock Purchase Warrant
Exhibit 4.2	Wynnefield Small Cap Value, L.P. I Amended and Restated 12.5% Senior, Subordinated, Unsecured Promissory Note, due June 1, 2024
Exhibit 4.3	Wynnefield Small Cap Value, L.P. Note Amended and Restated 12.5% Senior, Subordinated, Unsecured Promissory Note, due June 1, 2024
Exhibit 4.4	Richard Geib Note Amended and Restated 12.5% Senior, Subordinated, Unsecured Promissory Note, due June 1, 2024
Exhibit 4.5	Jennifer Geib Note Amended and Restated 12.5% Senior, Subordinated, Unsecured Promissory Note, due June 1, 2024
Exhibit 4.6	Charles Trapp Note Amended and Restated 12.5% Senior, Subordinated, Unsecured Promissory Note, due June 1, 2024
Exhibit 4.7	Wynnefield Small Cap Value, L.P. I Series A Common Stock Purchase Warrant
Exhibit 4.8	Wynnefield Small Cap Value, L.P. Series A Common Stock Purchase Warrant
Exhibit 4.9	Richard Geib Series A Common Stock Purchase Warrant
Exhibit 4.10	Jennifer Geib Series A Common Stock Purchase Warrant
Exhibit 4.11	Charles Trapp Series A Common Stock Purchase Warrant
Exhibit 10.1	Offer to Lease and Schedule 4
Exhibit 10.2	Amendment No. 2 to Lease Agreement
Exhibit 10.3	Addendum to Schedule 4
Exhibit 10.4	Royalty Agreement
Exhibit 10.5	GlyEco Amended and Restated Security Agreement
Exhibit 10.6	GlyEco WV Amended and Restated Security Agreement
Exhibit 10.7	Patent Security Agreement
Exhibit 10.8	Conditional Patent Assignment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2019

GlyEco, Inc.

By:	/s/ Richard geib
Name:	Richard Geib
Title:	Chief Executive Officer

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